EXHIBIT 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Beth Coronelli
312-564-6052
bcoronelli@theprivatebank.com

For Immediate Release

PrivateBancorp Announces Second Quarter 2010 Earnings Schedule

CHICAGO, June 28, 2010 – PrivateBancorp, Inc. (NASDAQ: PVTB) will hold its second quarter earnings conference call on July 27, 2010, at 11 a.m. ET (10 a.m. CT).  The call will be available at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and will be webcast live via the "Second Quarter 2010 Earnings Conference Call" link on the investor relations page of the PrivateBancorp Internet site at www.theprivatebank.com.

The company plans to release its second quarter 2010 earnings prior to the opening of trading on July 27, 2010. The earnings release also will be posted on the company’s website. An archived replay of the call will be available on the PrivateBancorp website beginning approximately two hours after the call ends. The replay will remain available until the third quarter 2010 earnings release is available.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve.   As of March 31, 2010, the company had 34 offices in 10 states and $12.8 billion in assets.  The company’s website is www.theprivatebank.com.